UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 3, 2016

HAWAIIAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The International Association of Machinists and Aerospace Workers (the “IAM”), as the sole holder of record of one share of Hawaiian Holdings, Inc. (the “Company”) Series B Special Preferred Stock, is entitled, under the Company’s Amended By-laws, to nominate one director to the Company’s Board of Directors (the “Board”). On November 9, 2015, Samson Poomaihealani, the current director designee of the IAM, notified the Company that he will resign as a member of the Board, effective May 17, 2016, as disclosed in the Current Report on Form 8-K filed by the Company on November 13, 2015.

On February 3, 2016, the Board appointed Joseph Guerrieri, Jr. to the Board of Directors, effective May 17, 2016, to fill the vacancy created by Mr. Poomaihealani’s resignation, per the notification from the IAM of Mr. Guerrieri’s nomination to serve as the IAM’s designee upon Mr. Poomaihealani’s resignation.

As a non-employee director, Mr. Guerrieri will receive the same compensation and travel benefits as the Company’s other non-employee directors pursuant to the Company’s non-employee director compensation policy. Under this policy, he will receive an annual retainer of $60,000, plus $1,500 for each meeting of the Board that he attends in person and $750 for each meeting he attends telephonically, in each case, for meetings attended in excess of eight meetings. Additionally, on the date of the 2016 annual meeting of stockholders, Mr. Guerrieri will automatically be granted an option to purchase 5,000 shares of the Company’s common stock with an exercise price equal to the fair market value on the date of the grant. The option will vest as to 1,667 shares on the first anniversary of the date Mr. Guerrieri first attended a meeting of the Board as a director, 1,667 shares on the second anniversary of such meeting and 1,666 shares on the third anniversary of such meeting, subject to Mr. Guerrieri’s continued service through each such vesting date. In addition, Mr. Guerrieri will receive an annual automatic equity grant on the date of each annual meeting of stockholders equal to that number of stock units determined by dividing $80,000 by the trailing volume weighted average price of the Company’s common stock over the 30 consecutive trading days ending on the trading day prior to the date of grant, vesting 100% on the day prior to the following year’s regularly scheduled annual meeting of stockholders, and otherwise subject to the terms and conditions of the Company’s standard form of non-employee director stock award agreement. Pursuant to the policy, Mr. Guerrieri and certain members of his immediate family and parents are entitled to free travel privileges on the Company’s non-chartered flights. Directors are also reimbursed for the taxes imposed on the first $30,000 of incremental cost on non-standby travel on the Company’s flights. Following retirement from the Board after age 40 and at least ten years of service as a director, or after age 55 and at least five years of service as a director, former directors will be eligible for unlimited travel on Company flights. The former director will be responsible for all taxes on this benefit.

The Company and Mr. Guerrieri will also enter into the Company’s standard form of indemnification agreement, a copy of which has been filed as filed as Exhibit 10.25 to the Form 10-K filed by the Company with the Securities and Exchange Commission on February 11, 2011 and is incorporated herein by reference.

There are no transactions in which Mr. Guerrieri has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: February 8, 2016	By:	/s/ Aaron J. Alter
Name: Aaron J. Alter Title: Executive Vice President, Chief Legal Officer and Corporate Secretary